                                                                    EXHIBIT-99.3

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements reflect the merger of Antigenics and Aronex Pharmaceuticals on July 12, 2001 in a transaction accounted for as a purchase business combination.

     The unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 has been prepared as if the merger occurred on March 31, 2001. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of Antigenics and Aronex Pharmaceuticals at March 31, 2001 incorporated by reference or appearing elsewhere in this filing, and gives effect to the unaudited pro forma adjustments necessary to account for the merger as a purchase.

     The unaudited pro forma condensed consolidated statements of operations have been prepared as if the merger had occurred on January 1, 2000. These unaudited pro forma condensed consolidated statements of operations combine the historical consolidated statements of operations of Antigenics for the year ended December 31, 2000 (adjusted to reflect Antigenics' acquisition of Aquila Biopharmaceuticals, Inc. as if it had also occurred on January 1, 2000 and excluding the related acquired in-process research and development write-off) and the historical consolidated statements of operations of Antigenics for the three months ended March 31, 2001 with the historical statements of operations of Aronex Pharmaceuticals for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively, incorporated by reference or appearing elsewhere in this filing, and gives effect to the unaudited pro forma adjustments necessary to account for the merger as a purchase.

     The unaudited pro forma adjustments are based on an estimated purchase price and preliminary purchase price allocations made by Antigenics based on available information and assumptions that Antigenics believes to be reasonable. Therefore, the amounts in the unaudited pro forma condensed consolidated financial statements are subject to change. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what Antigenics' results of operations or financial position would actually have been, had the merger in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Antigenics for any future period or date.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements and accompanying notes of Antigenics and Aronex Pharmaceuticals which are incorporated by reference or appearing elsewhere in this filing.

                                ANTIGENICS INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                 MARCH 31, 2001
                                         --------------------------------------------------------------
                                           HISTORICAL
                                             ARONEX         HISTORICAL    ADJUSTMENTS FOR
                                         PHARMACEUTICALS    ANTIGENICS        MERGER          PRO FORMA
                                         ---------------    ----------    ---------------     ---------
                   ASSETS:
Current assets:
  Cash and cash equivalents............     $   4,485        $ 90,078                         $ 94,563
  Accounts receivable..................            --             865                              865
  Inventories..........................            --           1,043                            1,043
  Prepaid expenses and other assets....           246           1,095                            1,341
                                            ---------        --------                         --------
     Total current assets..............         4,731          93,081                           97,812
Long-term assets.......................           773           2,436                            3,209
Furniture, equipment, and leasehold
  improvements, net....................         1,679          14,399        $   (827)A         15,251
Intangibles, net.......................            --           6,372           4,262 A         10,634
Goodwill, net..........................            --           2,962                            2,962
                                            ---------        --------                         --------
     Total assets......................     $   7,183        $119,250                         $129,868
                                            =========        ========                         ========
  LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY:
Current liabilities:
  Accounts payable and accrued
     expenses..........................     $   2,516        $  4,602        $  4,584 A       $ 11,702
  Current portion of debt..............           424           2,217                            2,641
  Current portion deferred revenue.....         1,196              --          (1,196)C             --
                                            ---------        --------                         --------
     Total current liabilities.........         4,136           6,819                           14,343

Notes payable..........................         3,071           2,264                            5,335
Deferred revenue.......................           374              --            (374)C             --

Stockholders' (deficit) equity:
  Common stock.........................            26             274              15 B            289
                                                                                  (26)B
  Additional paid-in capital...........       118,697         203,014          30,589 B        233,603
                                                                             (118,697)B
  Common stock warrants................         3,439              --          (3,439)B             --
  Treasury stock.......................           (11)             --              11 B             --
  Accumulated other comprehensive
     loss..............................            --            (312)                            (312)
  Deferred compensation................            --          (1,156)                          (1,156)
  Accumulated deficit..................      (122,549)        (91,653)        122,549 B       (122,234)
                                                                              (30,581)A
                                            ---------        --------                         --------
Total stockholders' (deficit) equity...          (398)        110,167                          110,190
                                            ---------        --------                         --------
Total liabilities and stockholders'
  (deficit) equity.....................     $   7,183        $119,250                         $129,868
                                            =========        ========                         ========

 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                     DATA.

                                ANTIGENICS INC.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              YEAR ENDED DECEMBER 31, 2000
                                              -------------------------------------------------------------
                                                HISTORICAL
                                                  ARONEX          ADJUSTED      ADJUSTMENTS FOR
                                              PHARMACEUTICALS   ANTIGENICS(H)       MERGER        PRO FORMA
                                              ---------------   -------------   ---------------   ---------
Revenues....................................     $  3,219         $  4,543                        $  7,762
Costs and expenses:
  Cost of sales.............................           --            1,614                           1,614
  Research and development..................       16,611           22,928           $ 426 D        39,965
  General and administrative................        3,241           13,088             (88)E        16,241
                                                 --------         --------                        --------
Operating loss..............................      (16,633)         (33,087)                        (50,058)
Other income (expense):
  Interest income...........................          926            6,214                           7,140
  Interest expense..........................         (448)            (825)                         (1,273)
  Other non-operating income................        2,653               --                           2,653
                                                 --------         --------                        --------
Loss before nonrecurring charges directly
  attributable to the Aquila
  Biopharmaceuticals, Inc. and Aronex
  Pharmaceuticals, Inc. acquisitions and
  change in accounting principle............     $(13,502)        $(27,698)                F      $(41,538)
                                                 ========         ========                        ========
Loss before nonrecurring charges directly
  attributable to the Aquila
  Biopharmaceuticals, Inc. and Aronex
  Pharmaceuticals, Inc. acquisitions and
  change in accounting principle per common
  share, basic and diluted..................                      $  (1.03)                       $  (1.46)
                                                                  ========                        ========
Weighted average number of common shares
  outstanding, basic and diluted............                        26,856           1,548 G        28,404
                                                                  ========                        ========

                                                            THREE MONTHS ENDED MARCH 31, 2001
                                                ----------------------------------------------------------
                                                  HISTORICAL
                                                    ARONEX        HISTORICAL   ADJUSTMENTS FOR
                                                PHARMACEUTICALS   ANTIGENICS       MERGER        PRO FORMA
                                                ---------------   ----------   ---------------   ---------
Revenues......................................     $     92        $    884                      $    976
Cost and expenses:
  Cost of sales...............................           --             226                           226
  Research and development....................        2,090           6,168         $ 107 D         8,365
  General and administrative..................        1,009           2,949           (22)E         3,936
                                                   --------        --------                      --------
Operating loss................................       (3,007)         (8,459)                      (11,527)
Other income (expense):
  Interest income.............................          106           1,314                         1,420
  Interest expense............................         (162)           (162)                         (324)
                                                   --------        --------                      --------
Loss before nonrecurring charges directly
  attributable to the Aronex Pharmaceuticals,
  Inc. acquisition and change in accounting
  principle...................................     $ (3,063)       $ (7,307)              F      $(10,455)
                                                   ========        ========                      ========
Loss before nonrecurring charges directly
  attributable to the Aronex Pharmaceuticals,
  Inc. acquisition and change in accounting
  principle per common share, basic and
  diluted.....................................                     $  (0.27)                     $  (0.36)
                                                                   ========                      ========
Weighted average number of common shares
  outstanding, basic and diluted..............                       27,341         1,548 G        28,889
                                                                   ========                      ========

 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                     DATA.

                                ANTIGENICS INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE A.

     Reflects the allocation of the purchase price to the net assets of Aronex Pharmaceuticals. Under purchase accounting, the assets and liabilities of Aronex Pharmaceuticals are required to be adjusted to their fair values. The estimated purchase price of $33,400 is the sum of (i) $28,647 representing the assumed issuance of approximately 1,548 shares of Antigenics common stock valued at $18.505 per share, which represents the average closing price per share of Antigenics common stock for the ten trading days ending the second trading day before July 12, 2001, to be issued at an exchange ratio of 0.0594 shares of Antigenics common stock for each of the 26,061 outstanding shares of Aronex Pharmaceuticals common stock as of July 11, 2001, (ii) $1,958 representing the fair value of Aronex Pharmaceuticals options and warrants to acquire Aronex Pharmaceuticals common stock which will be vested upon the consummation of the merger and exchanged for options and warrants to purchase 282 shares of Antigenics common stock and (iii) an estimated $2,795 of Antigenics's costs of the merger, costs to sever the employment of certain Aronex Pharmaceuticals employees, and costs associated with the closing of Aronex Pharmaceuticals's facility. The fair value of the Aronex Pharmaceuticals options and warrants has been calculated using an option pricing model with the following weighted average assumptions: life of the option or warrant -- employees and directors options -- 4 years and non-employee options and warrants -- remaining contractual life of 6 years; dividend yield -- nil; risk-free interest rate -- 5.50%; price volatility -- 74.0%. Cash is payable in lieu of any fractional shares of Antigenics common stock otherwise issuable in the merger for a price equal to the fraction times $17.41, the closing price of Antigenics' common stock on July 12, 2001. The final purchase price will be dependent upon the number of shares of Antigenics common stock actually exchanged and the other costs of the transaction.

     The estimated purchase price does not include any effect of the issuance of the contingent value rights issued to Aronex Pharmaceuticals stockholders and option and warrant holders. The issuance of additional consideration is dependent upon Aronex Pharmaceuticals receiving FDA approval for ATRAGEN on or before July 6, 2002. If the approval is received within the required time period and certain merger transaction expenses are less than $4,500, the value of the contingent value rights at such time will be recorded as additional purchase price.

     The following are the pro forma adjustments made to reflect the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired based upon available information. These adjustments are subject to the determination of the final purchase price as described above and the completion of valuations as of the date of consummation of the merger. Valuations of specifically identifiable intangible assets and acquired in-process research and development are in progress. Consequently, the actual allocation of the purchase price could differ from that presented below. The preliminary valuation of acquired in-process research and development below represents the estimated fair value of products under development at Aronex Pharmaceuticals calculated using an income approach. This involves estimating the fair value of the acquired in-process research and development using the present value of the estimated after-tax cash flows expected to be generated by the purchased in-process research and development projects. The risk adjusted discount rates range from 45% to 55%, depending on the risks associated with each specific project. Cash inflows from projects begin primarily in 2005 and 2006, the expected dates of product approvals. Gross margins on products are estimated at levels consistent with industry expectations. The preliminary fair values of the acquired non-current assets and acquired in-process research and development have been proportionately reduced by the amount that the estimated fair value of the net assets acquired exceeds the estimated purchase price (negative goodwill).

                                ANTIGENICS INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         FINANCIAL DATA -- (CONTINUED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

Purchase price..............................................  $33,400
Net assets of Aronex Pharmaceuticals(1).....................    1,172
                                                              -------
  Subtotal..................................................   32,228
Fair value adjustments:
  Core developed technology.................................    1,674
  Acquired in-process research and development(2)...........   30,581
  Developed technology and patents..........................    2,588
  Fixed assets..............................................     (827)
  Liabilities assumed(3)....................................   (1,788)
                                                              -------
                                                              $    --
                                                              =======

---------------
(1) Reflects the historical Aronex Pharmaceuticals net assets as of March 31, 2001 adjusted to eliminate deferred revenue of $1,570.

(2) Antigenics recorded an immediate write-off of acquired in-process research and development costs at the consummation of the merger. The write-off is not reflected in the unaudited pro forma condensed consolidated statements of operations because it is nonrecurring in nature. This nonrecurring charge is reflected in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 as an increase to accumulated deficit.

(3) Reflects the estimated additional transaction-related expenses to be incurred and recognized by Aronex Pharmaceuticals between March 31, 2001 and the date of the merger. Such expenses have not been reflected in the unaudited pro forma condensed consolidated statements of operations because they are nonrecurring in nature.

NOTE B.

     Reflects the elimination of the historical Aronex Pharmaceuticals equity balances and the issuance of Antigenics's common stock, options and warrants as consideration for the merger.

NOTE C.

     Reflects the elimination of Aronex Pharmaceuticals's historical deferred revenue.

NOTE D.

     Reflects the amortization of intangible assets resulting from the merger on a straight-line basis over 10 years for developed technology and patents.

NOTE E.

     Reflects the reduction in amortization of leasehold improvements that will be abandoned with the closing of Aronex Pharmaceuticals's facility.

NOTE F.

     No pro forma income tax provision (benefit) is recognized because of a loss before income taxes in each period and the need to recognize a valuation allowance on deferred tax assets. Given the history of incurring losses, Antigenics believes that it is more likely than not that any deferred tax assets will not be realized.

NOTE G.

     The weighted average number of outstanding common shares outstanding assumes that the shares issued in the merger (1,548 shares of Antigenics common stock) are outstanding throughout each period. Options and warrants to purchase Aronex Pharmaceuticals common stock became options and warrants to purchase

                                ANTIGENICS INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         FINANCIAL DATA -- (CONTINUED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

Antigenics common stock. The convertible note became convertible into Antigenics common stock. The pro forma loss before nonrecurring charges directly attributable to the acquisition and change in accounting principle and weighted average number of common shares outstanding used for computing diluted loss before nonrecurring charges directly attributable to the acquisition and change in accounting principle per common share are the same as that used for computing basic loss before nonrecurring charges directly attributable to the acquisition and change in accounting principle per common share for each period because inclusion of the options, warrants and convertible note in the calculation would be antidilutive (i.e., would reduce the loss per common share).

NOTE H.

     The Adjusted Antigenics statement of operations for the year ended December 31, 2000 has been prepared to reflect Antigenics's acquisition of Aquila Biopharmaceuticals, Inc. on November 16, 2000 as if it had also occurred on January 1, 2000.

                                                    HISTORICAL ANTIGENICS
                                                     FOR THE YEAR ENDED       PRO FORMA      ADJUSTED
                                                      DECEMBER 31, 2000      ADJUSTMENTS    ANTIGENICS
                                                    ---------------------    -----------    ----------
Revenues..........................................       $      443               4,100 (1) $    4,543
Costs and expenses:
  Cost of sales...................................              363               1,251 (1)      1,614
  Research and development........................           17,575               5,353 (2)     22,928
  General and administrative......................            9,190               3,898 (2)     13,088
  Acquired in-process research and development....           25,800             (25,800)(3)         --
                                                         ----------                         ----------
Operating loss....................................          (52,485)                           (33,087)
Other income (expense):
  Interest income.................................            6,180                  34 (4)      6,214
  Interest expense................................             (424)               (401)(4)       (825)
                                                         ----------                         ----------
Net loss before nonrecurring charges directly
  attributable to the Aquila Biopharmaceuticals,
  Inc. and Aronex Pharmaceuticals, Inc.
  acquisitions and the change in accounting
  principle.......................................       $  (46,729)                        $  (27,698)
                                                         ==========                         ==========
Net loss before nonrecurring charges directly
  attributable to the Aquila Biopharmaceuticals,
  Inc. and Aronex Pharmaceuticals, Inc.
  acquisitions and the change in accounting
  principle per share, basic and diluted..........       $    (1.90)                        $    (1.03)
                                                         ==========                         ==========
Weighted average number of shares outstanding,
  basic and diluted...............................           24,659                     (5)     26,856
                                                         ==========                         ==========

---------------
(1) To reflect the revenue and related cost of sales based upon Aquila's results of operations from January 1, 2000 to November 15, 2000.

(2) To record the excess amortization on the acquired intangible assets over the historical amortization of Aquila's intangible assets and to record Aquila's research and development and general and administrative expenses from January 1, 2000 to November 15, 2000.

(3) To eliminate the immediate write-off of acquired in-process research and development costs acquired in the Aquila merger because the charge is nonrecurring in nature.

(4) To reflect interest expense and income based upon Aquila's results of operations from January 1, 2000 to November 15, 2000.

(5) To adjust the weighted average number of shares outstanding to reflect that the shares issued in the merger with Aquila are outstanding throughout all of 2000.